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                                                              Exhibit 99.1 (b) 6

CONSOLIDATED STATEMENTS OF CASH FLOWS
NATIONAL DATA CORPORATION AND SUBSIDIARIES

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(In thousands)
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                                                                                     Year Ended May 31,
                                                                                   ------------------------
                                                                                     2001           2000
                                                                                   --------        --------
Cash flows from operating activities:
    Net income (loss)                                                              $ 36,391        $(40,165)
    Adjustments to reconcile net income (loss) to cash provided by operating activities before changes in assets and liabilities:
        Non-cash restructuring and impairment charges                                   930          23,880
        (Income) loss from discontinued operations                                   (8,323)         39,002
        Depreciation and amortization                                                34,745          31,834
        Deferred income taxes                                                        12,919         (33,106)
        Provision for bad debts                                                         846          10,198
        Non-cash valuation adjustment in Medscape investment                          6,953           9,738
        Other, net                                                                       54             137
    Changes in assets and liabilities which provided (used) cash, net of the effects of acquisitions:
          Accounts receivable, net                                                   (3,645)          4,789
          Prepaid expenses and other assets                                         (15,539)           (325)
          Accounts payable and accrued liabilities                                   10,018          16,712
          Deferred income                                                            (9,114)         (2,685)
          Income taxes                                                                1,857          (1,968)
                                                                                   ------------------------
    Net cash provided by operating activities                                        68,092          58,041
                                                                                   ------------------------
Cash flows from investing activities:
    Capital expenditures                                                            (32,915)        (26,517)
    Business acquisitions, net of acquired cash                                     (23,224)        (38,098)
    Business divestiture and sale of marketable securities                           20,000           6,474
    Purchase of investment                                                          (18,831)        (10,045)
                                                                                   ------------------------
    Net cash used in investing activities                                           (54,970)        (68,186)
                                                                                   ------------------------
Cash flows from financing activities:
    Net repayments under lines of credit                                            (68,500)         26,750
    Net principal payments under capital lease arrangements
       and other long-term debt                                                      (4,814)        (11,469)
    Net issuances (purchases) related to stock activities                             7,360         (25,680)
    Dividends paid                                                                   (8,762)         (9,937)
                                                                                   ------------------------
    Net cash used in financing activities                                           (74,716)        (20,336)
                                                                                   ------------------------
Net cash provided (used) by discontinued operations                                  (5,375)         30,212
Cash dividend from Global Payments Inc.                                              77,600               -
                                                                                   ------------------------
Increase in cash and cash equivalents                                                10,631            (269)
Cash and cash equivalents, beginning of period                                        1,789           2,058
                                                                                   ------------------------
Cash and cash equivalents, end of period                                           $ 12,420        $  1,789
                                                                                   ========================
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                                                 Press Release Attachment Page 6